Exhibit 10.10

REPURCHASE AGREEMENT

This Agreement (the "Agreement") is made on the 25th day of September 2015 (“Effective Date”) by and between Amarantus Bioscience Holdings, Inc., a Nevada corporation with its principal place of business at 655 Montgomery Street, Suite 900, San Francisco, California 94111 (the "Company") and Discover Growth Fund, a Cayman Islands exempted mutual fund with its principal place of business at Governors Square, 23 Lime Tree Bay Avenue, Grand Cayman, Cayman Islands KY1-1209 (the "Seller").

WITNESSETH:

WHEREAS, the Company and Seller previously made and entered into a Stock Purchase Agreement dated April 23, 2015 and an Amended and Restated Stock Purchase Agreement dated July 9, 2015 (collectively, the “SPAs”) pursuant to which the Seller purchased from the Company shares of the Company’s Series G Preferred Stock, par value $0.001 per share (the “Shares”) which Shares are convertible into shares (the “Underlying Shares”) of common stock, par value $0.001 per share of the Company (the “Common Stock”). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in the SPAs, including the Exhibits attached thereto;

WHEREAS, Seller has fully and timely performed all of its obligations under the SPAs and all other Transaction Documents. Company acknowledges and confirms that all calculations and Conversion Notices provided by Seller to date are accurate and correct in all respects;

WHEREAS, the Seller, at the Closing will be the beneficial and record owner of (i) the number of Shares set forth in Schedule 1, which Shares have an aggregate Face Value as set forth in Schedule 1 (the “Preferred Shares”), and (ii) the number of shares of Common Stock set forth in Schedule 1 (the “Common Shares”); and

WHEREAS the Company desires to purchase from the Seller, (i) the Preferred Shares and (ii) the Common Shares (collectively, the “Securities”), and the Seller is willing to sell the Securities to the Company on and subject to the terms and conditions set forth herein (the “Repurchase”); and

WHEREAS, these “Whereas” clauses (as well as Schedule 1) are expressly made a part of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Company and the Seller hereby agree as follows:

1.          Repurchase of the Securities. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, in the Repurchase the Seller shall sell to the Company the (i) Preferred Shares, and (ii) the Common Shares; and the Company shall purchase such Securities from the Seller for an aggregate purchase price of US $4,750,000.00 (the “Purchase Price”).

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2.          Closing. The Repurchase of the Securities and the occurrence of the other transactions to take place substantially simultaneously therewith (the “Closing”), shall occur no later than three Business Days after the Effective Date (the “Final Date”) and shall be held at such time and place as shall be determined by the parties hereto. The date that the Closing has been fully effectuated shall be the “Closing Date.” For purposes hereof “Business Day” shall mean any day other than a Saturday or Sunday or any other day on which the Federal Reserve Bank of New York is not open for business. On or before the Business Day prior to Closing, (i) the Company shall deliver to Sichenzia Ross Friedman Ference LLP, as escrow agent (the “Escrow Agent”) (a) all originally executed Transaction Documents in its and/or in any of its Affiliates possession and/or control (“Original Transaction Documents”), pursuant to the terms and conditions of an escrow agreement dated on or before the Closing Date, the form of which is annexed hereto as Exhibit A (the “Escrow Agreement”), (b) the Purchase Price via wire transfer in immediately available funds to an account designated to the Company by the Escrow Agent, and (c) an original executed mutual release agreement of Dominion Capital LLC (“Dominion”) and Delafield Investments Limited (“Delafield” and together with Dominion, the “2 Funders”), their respective Affiliates and the other persons named therein, in favor of the Seller, its Affiliates and the other persons named therein, the form of which mutual release agreement is annexed hereto as Exhibit B (the “Release Agreement”); and (ii) the Seller shall deliver to the Escrow Agent (a) all Original Transaction Documents in its and/or in any of its Affiliates possession and/or control, (b) an executed letter (the “Instruction Letter”) from the Seller to VSTOCK Transfer, LLC, the Company’s transfer agent (“VStock”), the form of which is annexed hereto as Exhibit C pursuant to which the Seller authorizes VStock, to return the Securities to the Company’s treasury and instructs VStock that the Underlying Shares reserved pursuant to irrevocable transfer agent letters dated April 23, 2015 and July 10, 2015 (the “TA Letters”) may be taken out of reserve and are no longer subject to the TA Letters, and (c) original executed Release Agreement of Seller for itself and on behalf of its Affiliates and the other persons named therein in favor of the 2 Funders, their respective Affiliates and the other persons named therein, the form of which is annexed hereto as Exhibit B (the documents, instruments and other items set forth in this Section 2(i)-(ii) shall hereinafter be referred to as the “Escrow Items.” Upon receipt by the Escrow Agent of the Escrow Items, the Escrow Agent shall send a confirmation letter to the Company, the 2 Funders and the Seller (the “Confirming Letter”) indicating all of the Escrow Items have been received and upon receipt from the 2 Funders, the Seller and the Company of written instructions to release the Escrow Property, the Escrow Agent shall disburse (i) the Purchase Price to the Seller, (ii) the Instruction Letter and the Release Agreement to the Company, the 2 Funders and to VStock and (iii) all original Transaction Documents and the TA Letters to the Company. The Purchase Price shall be delivered to the Seller by wire transfer in immediately available funds pursuant to wiring instructions provided by the Seller to the Escrow Agent. Upon receipt by the Seller of the Purchase Price, the Company shall automatically become the sole and exclusive record and beneficial owner of the Securities and all rights, title and interests therein or relating thereto shall vest solely in the Company, and Seller shall so advise Vstock, and neither the Seller, its Affiliates (as defined under Section 405 of the Securities Act of 1933, as amended) nor any other party except the Company shall have any further right, title and/or interest in or to the Securities, the Underlying Shares and/or the TA Letters except as otherwise expressly provided herein and/or in any of the Escrow Items. If for any reason the Purchase Price is not disbursed to Seller on or before the Final Date, the Instruction Letter and Release Agreement shall be null and void ab initio and shall be destroyed by the Escrow Agent and of no further force and/or effect, and the Purchase Price shall be wired directly to Delafield pursuant to wire instructions provided to the Escrow Agent by Delafield.

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3.          Representations of the Seller.

(a)          The Seller is validly existing and in good standing under the laws of the jurisdiction of its organization with full right, power and authority to enter into and to perform its obligations and agreements under this Agreement, the Instruction Letter and any other document, agreement and/or instrument contemplated herein and/or in any of such other documents (collectively, the “Documents”) and otherwise to carry out its obligations and agreements hereunder and thereunder. The execution, delivery and performance by the Seller of this Agreement, the Instruction Letter and any other Documents have been duly authorized by all necessary company or similar action on the part of the Seller (and to the extent required its equity holders) and no consents, permits and/or authorizations are required in connection therewith. Each Document constitutes the valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, subject to the (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b)          The Seller owns sole and exclusive right, title and interest in and to, and has subject to the SPAs the right to transfer to the Company in connection with the Repurchase, all of the Securities being repurchased by the Company in the Repurchase which when transferred pursuant to Section 2 hereof to the Company all of such securities will vest in the Company sole exclusive right, title and interest in the Securities, free and clear of all liens, security interests, charges, rights of first refusal, clouds or title and/or other encumbrances (“Liens”).

(c)          The Seller (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Repurchase. The Seller and its advisors has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Repurchase and the business, financial condition, and results of operations of the Company, and all such questions have been answered to the full satisfaction of the Seller. The Seller is an informed and sophisticated party and has engaged, to the extent the Seller deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. The Seller acknowledges that neither it nor any advisor to the Seller has relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company and/or any other person, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Seller in this Agreement.

(d)          The Seller acknowledges and understands that the Company on or around the date of the consummation of the Repurchase may sell securities of the Company, to third parties at per share, or effective per-share, purchase prices that may be significantly higher or lower than the per share purchase price being paid hereunder by the Company for the Shares. Notwithstanding any such sales, the Seller agrees to accept the Purchase Price as full and fair payment for the Securities.

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(e)          Neither the Seller nor any of its Affiliates has sold, granted an option in and/or otherwise effected any transaction and/or entered into any agreement, and/or understanding with respect to any of the Securities and/or the Underlying Shares, except for this Agreement and the Instruction Letter.

(f)          The Preferred Shares have a Face Value as set forth in Schedule 1.

(g)          The execution, delivery and performance of each of the Documents by the Seller and the consummation by the Seller of the transactions contemplated by any of the Documents do not and will not (a) conflict with or violate any provision of the Seller’s articles of incorporation, bylaws and/or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Seller, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing Seller debt or otherwise) or other understanding and/or agreement and/or document to which the Seller is a party and/or is bound (including, but not limited to any subscription agreement, private placement memorandum, purchase agreement (other than the SPAs) and/or similar document and/or agreement between the Seller and/or any of its Affiliates on the one hand and any owner of any equity and/or rights in the Seller and/or any of its Affiliates on the other hand) or by which any property or asset of the Seller and/or any of its Affiliates is bound or affected, (c) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Seller is subject (including, but not limited to, any U.S. federal and state securities laws and regulations and any applicable law, rule and/or regulation of the Cayman Islands), or by which any property or assets of the Seller is bound or affected, and/or (d) conflict with or violate the terms of any material agreement by which the Seller is bound or to which any property or asset of the Seller is bound or affected; except in the case of each of clauses (b), (c) and (d), such as would not reasonably be expected to result in a material adverse effect on the results of operations, assets, business or financial condition of the Seller.

(h)         Attached hereto as Schedule 1 is a list of all securities of the Company and/or any of its subsidiaries owned directly and/or indirectly, beneficially and/or of record by the Seller, and the other Discover Releasing Parties (as defined in the Release Agreement), which Schedule 1 shall make reference to all Preferred Shares and all Common Shares (and the amount thereof) owned by such persons and to be bought by the Company on the Closing Date for the Purchase Price.

4.          Representations of the Company

(a)          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada

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(b)          The Company has full right, power and authority to enter into and to perform its obligations and agreements under this Agreement and the Documents and otherwise to carry out its obligations hereunder and thereunder, and the execution, delivery and performance by the Company of this Agreement and the Documents and the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors (and to the extent required its equity holders) and no consents, permits and/or authorizations are required in connection therewith. This Agreement and each of the Documents constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c)          The execution, delivery and performance of this Agreement by the Company and the consummation by Company of the other transactions contemplated thereby do not and will not (a) conflict with or violate any provision of Company’s articles of incorporation, bylaws and/or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing Company debt or otherwise) or other understanding and/or agreement and/or document to which Company is a party and/or is bound (including, but not limited to any subscription agreement, private placement memorandum, purchase agreement (other than the SPAs) and/or similar document and/or agreement between the Company on the one hand and any owner of any equity and/or rights in the Company on the other hand) to which Company is a party or by which any property or asset of Company is bound or affected, (c) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including, but not limited to, any U.S. federal and state securities laws and regulations and any applicable law, rule and/or regulation of the state of Nevada), or by which any property or assets of the Company is bound or affected, and/or (d) conflict with or violate the terms of any material agreement by which the Company is bound or to which any property or asset of the Company is bound or affected; except in the case of each of clauses (b), (c) and (d), such as would not reasonably be expected to result in a material adverse effect on the results of operations, assets, business or financial condition of the Company.

(d)          The Company is acquiring the Securities as principal for its own account. The Company (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Repurchase. The Company has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Seller concerning the Repurchase of the Securities, and all such questions have been answered to the full satisfaction of the Company. The Company is an informed and sophisticated party and has engaged, to the extent the Company deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. The Company acknowledges that the Company has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Seller, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Company in this Agreement.

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(e)          The Preferred Shares have a Face Value as set forth in Schedule 1.

5.          Restrictions on Transfer. Except for the Repurchase no party hereto shall transfer, assign, sell, convey or otherwise encumber any of the Securities nor any Underlying Shares not released from escrow or agree to any of the foregoing in any way, until Closing or termination of this Agreement.

6.          Waiver. Provided that a portion of the proceed thereof are used to pay the Purchase Price in full, as of the Effective Date the Seller hereby waives the prohibition against subsequent financings as set forth in Section IV.N. of each of the SPAs.

7.          Termination. On the Closing Date and receipt by the Seller of the Purchase Price of the Securities, the Original Transaction Documents, including but not limited to the SPAs, any stock certificates representing the Preferred Shares, the TA Letters and the Certificate of Designations shall automatically be terminated so as to be rendered null and void and of no further force and effect; provided, however, that the provisions of Section IV.F (except the last sentence thereof), Section IV.G and all of Section VI of the SPAs, shall remain in full force and effect for the period set forth in the SPAs, and are hereby ratified and confirmed in all respects.

8.          Seller Securities Representation and Covenant. As of the Closing Date and receipt by the Seller of the Purchase Price, the Seller hereby represents that it and its Affiliates will not own or have any rights to any securities of the Company and agrees that for a period of Seven Hundred and Twenty (720) calendar days from the Closing Date, neither the Seller nor any Affiliate shall directly and/or indirectly (1) purchase, agree to purchase, contract to purchase and/or otherwise acquire, offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, any securities of the Company and/or any of the Company’s Subsidiaries (as defined below) including, but not limited to, any shares of Common Stock, warrants, options, notes, debt (whether or not any such debt is deemed to be a “Security” as defined under the 1933 Act) and/or any other securities that are convertible, exchangeable and/or exercisable into any shares of Common Stock and/or other securities of the Company and/or any of its Subsidiaries, whether now owned or hereafter acquired by the Seller and/or any Affiliate or with respect to which the Seller and/or any Affiliate has or hereafter acquires the power of acquisition and/or disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement (including, but not limited to, a Hedging Transaction (as defined below) that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. For purposes of this Agreement, the term “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security that includes, relates to and/or derives any part of its value from the Common Stock and/or any other securities of the Company and/or any of its Subsidiaries; and the term “Subsidiaries” means, with respect to any person and/or entity, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such person and/or entity, that is disclosed in the Company’s public filings with the U.S. Securities & Exchange Commission.

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9.          Mutual Release.

(a)          In consideration of the covenants, agreements and undertakings of the parties to this Agreement, effective upon the Closing Date, each party hereto, on behalf of itself and its respective present and former parents, direct and indirect subsidiaries, affiliates, employees, officers, directors, shareholders, members, equity holders, successors, agents, representatives and assigns (collectively, "Releasors") hereby releases, waives, forever discharges and holds harmless the other parties hereto and each of their respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, equity holders, agents, representatives, successors and assigns (collectively, "Releasees") of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty or equity (collectively, "Claims"), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through and including the Closing Date arising out of or relating to this Agreement and the Original Transaction Documents including, but not limited to, the TA Letters, and the SPAs and the Documents, except for any surviving obligations as expressly provided for in this Agreement, and Claims relating to rights, remedies and obligations preserved by, created by or otherwise arising out of this Agreement and/or the Documents.

(b)          Each Releasor understands that it may later discover Claims or facts that may be different from, or in addition to, those that it or any other Releasor now knows or believes to exist regarding the subject matter of the release contained in this Section 9, and which, if known at the time of signing this Agreement, may have materially affected this Agreement and such Party's decision to enter into it and grant the release contained in this Section 9. Nevertheless, the Releasors intend to fully, finally and forever settle and release all Claims that now exist, may exist or previously existed, as set forth in the release contained in this Section 9, whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. The Releasors hereby waive any right or Claim that might arise as a result of such different or additional Claims or facts.

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10.        Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Cayman Islands, without regard to the principles of conflict of laws thereof.

11.         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by portable document format, facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

12.        Entire Agreement. This Agreement and the Documents contain the entire agreement and understanding of the parties hereto, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement. No party, representative, advisor, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding, statement or representation not expressly set forth herein. The parties hereby absolutely, unconditionally and irrevocably waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such statement or assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

By:
Name: Gerald Commissiong
Title: Chief Executive Officer

By:
Name: Robert E. Farrell
Title: Chief Financial Officer

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DISCOVER GROWTH FUND

By:
Name:
Title:

By:
Name:
Title:

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